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                                                                    EXHIBIT 99.3


                                WHAT'S GOING ON ?

Message from the President (April 1, 1998)

With the advent of the Electronic Age and the Internet, we are in a new age of communication. Just as NeoTherapeutics is on the cutting edge in biomedical science, we believe that it would be appropriate for us to try new cutting edge avenues of communication with investors and individuals who have an interest in our Company and technology. Thus, we are testing this new format for communication. This page on our website will provide a means of discussing matters of concern to our investors as well as affording the Company an opportunity to comment on issues. We also hope to be able to elaborate on different aspects of our technology from time to time. In addition to sending our shareholders quarterly reports timed to our Form 10-Q filings with the SEC, we will publish those quarterly letters on this site. It is our intent to have at least one additional posting at this site between each quarterly report. Many investors have commented to us that they have been concerned that the flow of information on the status of the Company is not generally available unless the investor continually calls the Company. Hopefully this means of communication will prove to be more convenient to our investors while providing timely information.

NeoTherapeutics has filed the Annual Report on Form 10-KSB with the SEC. It contains our audited financial statements and other important information. I would like to elaborate on two areas of that document - our clinical program and the financial status of the Company.

The first is the status of our development program. Three Phase I clinical studies have been completed. Traditionally, Phase I studies provide information necessary to design Phase II efficacy studies and are not usually published independent research projects.

The first Phase I human clinical study was conducted in Canada with 10 Alzheimer's disease volunteers and involved treatment with a single escalating oral dose of AIT-082. The volunteers received a single dose of placebo, 500, 1000, 2000 and then 4000 milligrams of AIT-082 at 3-7 day intervals. The available data from that study indicated that AIT-082 produced no serious adverse reactions, that AIT-082 was orally absorbed and remained in the blood system for sufficiently long duration to suggest the possibility that once daily dosage was possible. The results of the memory function tests suggested that lower doses of AIT-082 should be studied. To that objective, the same 10 patients enrolled in the second Phase I Canadian study in which the single doses studied were 50,


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This page contains forward-looking statements regarding future events and the future performance of NeoTherapeutics that involve risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, the biological activity, side effect profile and efficacy of AIT-082, the early stage of product development, the initiation and completion of additional clinical testing and the dependence on third parties for clinical testing, manufacturing and marketing. These risks are described in further detail in the Company's annual and quarterly reports filed with the Securities and Exchange Commission.

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150, 250 and 500 milligrams. The data from these studies are currently being audited and analyzed.

The first Phase I U.S. study was initiated after U.S. FDA approval of our IND and was conducted under the auspices of the National Institute on Aging and the Alzheimer's Disease Clinical Study ("ADCS") involving 8 healthy elderly volunteers. This was a randomized double blind clinical study with one single dose of drug or placebo being orally administered. The dose range was from 0.6 to 20 milligrams per kilo body weight. While the data from that study has not been audited and completely analyzed, it demonstrated that AIT-082 produced no serious adverse reactions, that AIT-082 was rapidly absorbed after oral administration, and that AIT-082 remained in the blood stream sufficiently long to allow the potential for once a day dosage. A follow-up study with Alzheimer's patient volunteers is being planned by the ADCS for early summer.

In February, 1998, NeoTherapeutics initiated a double-blind placebo-controlled clinical Phase I study with 24 healthy elderly volunteers who received doses of AIT-082 daily for 7 consecutive days. This study is the first to administer multiple doses of AIT-082 to humans. The administration of drug to the patients is complete but results are not anticipated for several months due to the need to complete the blood analysis, audit the clinical records and then analyze the data.

Plans are in progress for initiating the first classical Phase II efficacy trials pending the outcome of the current and completed clinical studies. While we believe that much valuable information can be obtained from this study, it should be realized that it has taken at least 90 days of treatment for any of the currently marketed drugs to demonstrate statistically significant differences between drug and placebo-treated patients. We must maintain reasonable, modest expectations regarding the potential efficacy results from the AIT-082 clinical trials because Alzheimer's disease develops over a long period of time and the deficits observed involve many biological systems in the body that must be improved if efficacy is to be observed.

The second topic I wish to discuss is the financial status of the Company. From the annual financial statements, as of December 31, 1997, NeoTherapeutics had approximately $9 million remaining from the public offering of September 1996. During a recent presentation to institutional investors in New York, an interesting observation was offered by one of the attendees. They commented that in the 18 months since the offering, management has accomplished most of the goals established at that time and the Company still had money left. This distinguished us from most biotech companies who manage to spend all their money and attain only a few of their promised goals. I



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This page contains forward-looking statements regarding future events and the future performance of NeoTherapeutics that involve risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, the biological activity, side effect profile and efficacy of AIT-082, the early stage of product development, the initiation and completion of additional clinical testing and the dependence on third parties for clinical testing, manufacturing and marketing. These risks are described in further detail in the Company's annual and quarterly reports filed with the Securities and Exchange Commission.

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think that the comment from this investor reflects favorably upon the performance of all of our employees, who are focused on the key objectives that have to be accomplished and share a mutual concern that the financial resources be used judiciously.

As part of a careful financial plan, management is pleased to have executed an Agreement, with a single institutional investor, which provides for the Company, at its sole discretion, to sell ("put"), at future market prices, up to $15 million of its common stock, subject to a minimum put of $1 million over the thirty month duration of the Agreement. Details of this Agreement are further explained in our Form 10-KSB.

In order to accelerate the Company's timetable for AIT-082 and our other targeted products in development, it was necessary for the Company to augment our capital resources. The Company will have the opportunity to complete additional clinical testing of AIT-082 which could have the potential of increasing the value of any possible future product licensing agreement. This includes not only maximizing up-front payments but developing the type of strategic alliance that would be able to advance AIT-082 to marketability in the most expeditious manner. Management remains committed to maximizing the value of our technology base for the benefit of our shareholders.

Management and the technical staff are excited about the progress that our Company, our technology platform and our lead product AIT-082 have been making in the past 6-12 months. We believe that this pace will continue and hope that we can share a number of additional significant milestones with our shareholders over the next year.


Sincerely,   Alvin J. Glasky, President



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This page contains forward-looking statements regarding future events and the future performance of NeoTherapeutics that involve risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, the biological activity, side effect profile and efficacy of AIT-082, the early stage of product development, the initiation and completion of additional clinical testing and the dependence on third parties for clinical testing, manufacturing and marketing. These risks are described in further detail in the Company's annual and quarterly reports filed with the Securities and Exchange Commission.